BNY Mellon Second Quarter 2016 Financial Highlights July 21, 2016

2 Second Quarter 2016 – Financial Highlights Cautionary Statement A number of statements in our presentations, the accompanying slides and the responses to your questions are “forward-looking statements.” Words such as “estimate”, “forecast”, “project”, “anticipate”, “target”, “expect”, “intend”, “continue”, “seek”, “believe”, “plan”, “goal”, “could”, “should”, “may”, “will”, “strategy”, “opportunities”, “trends” and words of similar meaning signify forward-looking statements. These statements relate to, among other things, The Bank of New York Mellon Corporation’s (the “Corporation”) expectations regarding: expense control, capital plans, strategic priorities, financial goals, client experience, driving revenue growth, the business improvement process, the potential effects of adopting a single point of entry resolution strategy, estimated capital ratios and expectations regarding those ratios, preliminary business metrics; and statements regarding the Corporation's aspirations, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, estimates, intentions, targets, opportunities and initiatives. These forward-looking statements are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual results may differ materially from those expressed or implied as a result of the factors described under “Forward Looking Statements” and “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Annual Report”), and in other filings of the Corporation with the Securities and Exchange Commission (the “SEC”).  Such forward-looking statements speak only as of July 21, 2016, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. Non-GAAP Measures:  In this presentation we may discuss some non-GAAP measures in detailing the Corporation’s performance, which exclude certain items or otherwise include components that differ from GAAP.  We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations.  We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance.  Additional disclosures relating to non-GAAP adjusted measures are contained in the Corporation’s reports filed with the SEC, including the 2015 Annual Report and the Corporation's Earnings Release for the quarter ended June 30, 2016, included as an exhibit to our Current Report on Form 8-K filed on July 21, 2016 (the “Earnings Release”), available at www.bnymellon.com/investorrelations.

3 Second Quarter 2016 – Financial Highlights Summary Financial Results for Second Quarter 2016 - GAAP Growth vs. $ in millions, except per share data 2Q16 1Q16 2Q15 1Q16 2Q15 Revenue $ 3,776 $ 3,730 $ 3,886 1% (3)% Expenses $ 2,620 $ 2,629 $ 2,727 — % (4)% Operating leverage1 157 bps 109 bps Income before income taxes $ 1,165 $ 1,091 $ 1,165 7% — % Pre-tax operating margin 31% 29% 30% EPS $ 0.75 $ 0.73 $ 0.73 3% 3% 1 Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. The year-over-year operating leverage was based on a decrease in total revenue, of 283 basis points, and a decrease in total noninterest expense, of 392 basis points. The sequential operating leverage was based on an increase in total revenue, of 123 basis points, and a decrease in total noninterest expense, of 34 basis points. bps - basis points Note: Provision for credit losses was a credit of $9 million in 2Q16 versus a credit of $6 million in 2Q15 and a provision of $10 million in 1Q16.

4 Second Quarter 2016 – Financial Highlights Summary Financial Results for Second Quarter 2016 (Non-GAAP)1 Growth vs. $ in millions, except per share data 2Q16 1Q16 2Q15 1Q16 2Q15 Revenue $ 3,772 $ 3,737 $ 3,849 1% (2)% Expenses $ 2,554 $ 2,555 $ 2,603 — % (2)% Operating leverage2 98 bps (12) bps Income before income taxes $ 1,227 $ 1,172 $ 1,252 5% (2)% Pre-tax operating margin 33% 31% 33% EPS $ 0.76 $ 0.74 $ 0.77 3% (1)% Return on Tangible Common Equity 20.4% 20.6% 21.5% Adjusted Return on Tangible Common Equity 20.5% 20.8% 22.5% 1 Represents Non-GAAP measures. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP adjusted measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. 2 Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. The year-over-year operating leverage (Non-GAAP) was based on a decrease in total revenue, as adjusted (Non-GAAP), of 200 basis points, and a decrease in total noninterest expense, as adjusted (Non-GAAP), of 188 basis points. The sequential operating leverage (Non-GAAP) was based on an increase in total revenue, as adjusted (Non-GAAP), of 94 basis points, and a decrease in total noninterest expense, as adjusted (Non-GAAP), of 4 basis points. bps - basis points

5 Second Quarter 2016 – Financial Highlights Second Quarter Financial Highlights (comparisons are 2Q16 versus 2Q15) • Earnings per common share of $0.76 on an adjusted basis1 • Earnings per common share (1%) on an adjusted basis1 • Continued focus on structural cost reduction and expense control • Total noninterest expense (2%) on an adjusted basis1 • Total revenue of $3.78 billion • Fee and other revenue (2%) • Net interest revenue (2%) • Executing on capital plan and returning value to common shareholders • Repurchased 12.5 million common shares for $509 million • Return on common equity of 9%; Adjusted return on tangible common equity of 21%1 • Board approved previously announced common stock dividend increase of 12% and the repurchase of up to approximately $2.7 billion of common stock 1 Represents a Non-GAAP measure. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP adjusted measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations.

6 Second Quarter 2016 – Financial Highlights 2016 Key Messages • Executing on our strategic priorities; delivering on our three-year financial goals set at our 2014 Investor Day • Focused on enhancing the client experience and driving profitable revenue growth ◦ Broadening existing client relationships and selectively adding new business • Business Improvement Process designed to leverage scale, increase efficiency and effectiveness, and reduce risk and structural costs ◦ In a low organic revenue growth environment, the Business Improvement Process is enabling us to fund: ▪ Additional regulatory requirements ▪ Enhancements to our technology and servicing platforms ▪ Revenue growth initiatives ▪ Improving our operating margin • Continue to return significant value to shareholders through share repurchases and dividends

7 Second Quarter 2016 – Financial Highlights Second Quarter 2016 Key Performance Drivers (comparisons are 2Q16 versus 2Q15) • Earnings per common share of $0.76, (1%) on an adjusted basis1 (Non-GAAP), driven by a challenging revenue environment partially offset by continued execution of our Business Improvement Process • Investment management and performance fees (5%) driven by net outflows in 2015, the unfavorable impact of a stronger U.S. dollar and lower performance fees, offset by higher money market fees and the impact of the April 2016 acquisition of the assets of Atherton Lane Advisors, LLC (“Atherton”). Investment management and performance fees (4%) on a constant currency basis (Non-GAAP)1 • Investment services fees increased slightly reflecting higher money market fees and net new business, offset by lower market values • Market-sensitive revenue driven by securities lending revenue growth • Foreign Exchange (8%) reflecting lower volumes, offset by the positive net impact of foreign currency hedging activities • Securities Lending +6% driven by increased spreads • Net Interest Revenue lower by $12 million reflecting the negative impact of interest rate hedging activities and higher premium amortization adjustments related to the decrease in interest rates • Provision for credit losses was a credit of $9 million in 2Q16 versus a credit of $6 million in 2Q15 • Noninterest expense on an adjusted basis1 (Non-GAAP) (2%) reflects lower expenses in nearly all categories, driven by the favorable impact of a stronger U.S. dollar, lower staff and legal expenses and the benefit of the Business Improvement Process, partially offset by higher net occupancy and distribution and servicing expenses • Effective tax rate of 24.9% 1 Represents a Non-GAAP measure. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP adjusted measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations.

Fee and Other Revenue (Consolidated)

($ in millions)	2Q16	Growth vs. 1Q16	Growth vs. 2Q15
Investment services fees:			
Asset servicing[1]	$ 1,069	3%	1 %
Clearing services	350	—	1
Issuer services	234	(4)	—
Treasury services	139	6	(3)
Total investment services fees	1,792	2	—
Investment management and performance fees	830	2	(5)
Foreign exchange and other trading revenue	182	4	(3)
Financing-related fees	57	6	(2)
Distribution and servicing	43	10	10
Total fee revenue excluding investment and other income[2]	2,904	2	(1)
Investment and other income	74	(30)	(29)
Total fee revenue	2,978	1	(2)
Net securities gains	21	N/M	N/M
Total fee and other revenue	$ 2,999	1%	(2)%

Year-over-Year Drivers

Asset Servicing
- Net new business and higher money market fees, partially offset by lower market values and the unfavorable impact of a stronger U.S. dollar

Clearing Services
- Higher money market fees, partially offset by the impact of lost business

Issuer Services
- Lower Depositary Receipts revenue. Issuer Services fees also reflect higher money market fees in Corporate Trust

Treasury Services
- Higher compensating balance credits provided to clients, which shifts revenue from fees to net interest revenue

Investment Management and Performance Fees
- Outflows in 2015, the unfavorable impact of a stronger U.S. dollar and lower performance fees, partially offset by higher money market fees and the impact of the Atherton acquisition. On a constant currency basis (Non-GAAP)[2], investment management and performance fees (4%)

Foreign Exchange & Other Trading Revenue
- FX revenue of $166MM - Decreased, reflecting lower volumes, partially offset by the positive net impact of foreign currency hedging activities. Other trading revenue of $16MM - Increased, reflecting higher fixed income trading. Losses on hedging activities in the Investment Management businesses were offset by the positive impact of interest rate hedging

Distribution and Servicing
- Higher money market fees, partially offset by fees paid to introducing brokers

Investment and other income
- Lower lease-related gains, partially offset by foreign currency remeasurement gains

[1] Asset servicing fees include securities lending revenue of $52 million in 2Q16, $49 million in 2Q15, and $50 million in 1Q16.
[2] Represents a Non-GAAP measure. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP adjusted measures are available in the Corporation's reports filed with the SEC, available at www.bnymellon.com/investorrelations.
Note: Please reference earnings release for quarter-over-quarter variance explanations.
N/M - not meaningful

8 Second Quarter 2016 – Financial Highlights BNY MELLON

9 Second Quarter 2016 – Financial Highlights Investment Management Metrics Change in Assets Under Management (AUM)1 Growth vs. $ in billions 2Q16 LTM 2Q16 1Q16 2Q15 Beginning balance of AUM $1,639 $1,700 Net inflows (outflows): Long-Term: Equity (2) (18) Fixed income (2) (4) Liability-driven investments2 15 51 Alternative investments 1 5 Total long-term active inflows (outflows) 12 34 Index (17) (54) Total long-term (outflows) inflows (5) (20) Short-term: Cash 4 (13) Total net (outflows) (1) (33) Net market impact/other 71 101 Net currency impact (47) (106) Acquisition 2 2 Ending balance of AUM3 $1,664 $1,664 2% (2)% Average balances: Growth vs. $ in millions 2Q16 1Q16 2Q15 Average loans $ 14,795 4% 20% Average deposits $ 15,518 (3)% 6% 1 Excludes securities lending cash management assets and assets managed in the Investment Services business. 2 Includes currency overlay assets under management. 3 Preliminary.

10 Second Quarter 2016 – Financial Highlights Investment Services Metrics Growth vs. 2Q16 1Q16 2Q15 Assets under custody and/or administration at period end (trillions)1,2 $ 29.5 1% 3 % Estimated new business wins (AUC/A) (billions)2 $ 167 Market value of securities on loan at period end (billions)3 $ 278 (7)% (2)% Average loans (millions) $ 43,786 (3)% (4)% Average deposits (millions) $ 221,998 3% (7)% Broker-Dealer Average tri-party repo balances (billions) 2,108 — % (3)% Clearing Services Average active clearing accounts (U.S. platform) (thousands) 5,946 — % (2)% Average long-term mutual fund assets (U.S. platform) (millions) $ 431,150 4% (8)% Depositary Receipts Number of sponsored programs 1,112 (2)% (8)% 1 Includes the AUC/A of CIBC Mellon of $1.1 trillion at June 30, 2016, March 31, 2016 and June 30, 2015. 2 Preliminary. 3 Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $56 billion at June 30, 2016 and March 31, 2016 and $68 billion at June 30, 2015.

11 Second Quarter 2016 – Financial Highlights Net Interest Revenue Growth vs. Year-over-Year Drivers ($ in millions) 2Q16 1Q16 2Q15 Net interest revenue (non-FTE) $ 767 —% (2)% Net Interest Revenue Ÿ The negative impact of interest rate hedging activities and higher premium amortization adjustments related to the decrease in interest rates Net interest revenue (FTE) 780 — (2) Net interest margin (FTE) 0.98% (3) bps (2) bps Selected Average Balances: Cash/interbank investments $ 137,995 8% 10 % Trading account securities 2,152 (35) (34) Securities 118,002 — (8) Loans 60,284 (1) (1) Interest-earning assets 318,433 2 — Interest-bearing deposits 165,122 2 (3) Noninterest-bearing deposits 84,033 1 (1) Note: Please reference earnings release for quarter-over-quarter variance explanations. FTE – fully taxable equivalent bps – basis points

Noninterest Expense

($ in millions)	2Q16		Growth vs. 1Q16	Growth vs. 2Q15
Staff	$	1,412	(3)%	(2)%
Professional, legal and other purchased services		290	4	(3)
Software and equipment		223	2	(2)
Net occupancy		152	7	2
Distribution and servicing		102	2	6
Sub-custodian		70	19	(7)
Business development		65	14	(10)
Other		240	—	(4)
Amortization of intangible assets		59	4	(9)
M&I, litigation and restructuring charges		7	N/M	N/M
Total noninterest expense – GAAP	$	2,620	— %	(4)%
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP[1]	$	2,554	— %	(2)%
Full-time employees		52,200	100	1,500

Year-over-Year Drivers

- Lower expenses in nearly all categories, primarily driven by the favorable impact of a stronger U.S. dollar, lower litigation, staff and legal expenses and the benefit of the Business Improvement Process, partially offset by higher net occupancy and distribution and servicing expenses.
- Staff expense decreased primarily reflecting lower incentive expense. The increase in net occupancy expense reflects the cost to exit leases consistent with our global real estate strategy. The savings generated by the Business Improvement Process primarily reflect the benefits of our technology insourcing strategy and the benefit of renegotiating vendor contracts

[1] Represents a Non-GAAP measure. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP adjusted measures are available in the Corporation's reports filed with the SEC, available at www.bnymellon.com/investorrelations.

Note: Please reference earnings release for quarter-over-quarter variance explanations.

N/M - not meaningful

12 Second Quarter 2016 – Financial Highlights BNY MELLON

13 Second Quarter 2016 – Financial Highlights Capital Ratios Highlights 6/30/16 3/31/16 12/31/15 Consolidated regulatory capital ratios:1 Ÿ Repurchased 12.5 million common shares for $509 million in 2Q16 Ÿ In 2Q16, declared a quarterly dividend of $0.17 per common share Ÿ Compliant with fully phased-in U.S. Liquidity Coverage Ratio (LCR)5 Standardized CET1 ratio 11.8% 11.8% 11.5% Tier 1 capital ratio 13.3 13.5 13.1 Total (Tier 1 plus Tier 2) capital ratio 13.7 13.9 13.5 Advanced CET1 ratio 10.2 10.6 10.8 Tier 1 capital ratio 11.5 12.0 12.3 Total (Tier 1 plus Tier 2) capital ratio 11.7 12.3 12.5 Leverage capital ratio2 5.8 5.9 6.0 Supplementary leverage ratio ("SLR") 5.3 5.4 5.4 Selected regulatory capital ratios - fully phased-in - Non-GAAP:1,3,4 CET1 ratio: Standardized approach 10.9% 11.0% 10.2% Advanced approach 9.5 9.8 9.5 SLR 5.0% 5.1% 4.9% Note: See corresponding footnotes on following slide.

14 Second Quarter 2016 – Financial Highlights Capital Ratio Footnotes 1 June 30, 2016 regulatory capital ratios are preliminary. See the “Capital Ratios” section in the earnings release for additional detail. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under application capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches. 2 The leverage capital ratios are based on Tier 1 capital, as phased-in and quarterly average total assets. 3 Please reference slide 23 & 24. See the “Capital Ratios” section in the earnings release for additional detail. 4 Estimated. 5 The U.S. LCR rules became effective Jan. 1, 2015 and currently require BNY Mellon to meet an LCR of 90%, increasing to 100% when fully phased-in on Jan. 1, 2017. Our estimated LCR on a consolidated basis is compliant with the fully phased-in requirements of the U.S. LCR as of June 30, 2016 based on our understanding of the U.S. LCR rules. Our consolidated high-quality liquid assets (“HQLA”) before haircuts, totaled $191 billion at June 30, 2016, compared with $202 billion at March 31, 2016 and $218 billion at Dec. 31, 2015.

16 Second Quarter 2016 – Financial Highlights Strategic Priorities Strategic Priorities to Drive Growth Driving Profitable Revenue Growth • Leveraging our scale and expertise to create new sources of value • Delivering innovative strategic solutions with strong potential upside Business Improvement Process • Funding additional regulatory requirements as well as enhancements to technology and servicing platforms • Improving margins in our businesses • Lowering expenses in nearly every expense category • Funding strategic growth investments Being a Strong, Safe, Trusted Counterparty • Strong liquidity and resilient capital positions • Non-objection to 2016 capital plan and annual stress test • Excellent balance sheet credit quality Generating Excess Capital and Deploying Capital Effectively • Executing on capital plan and returning value to shareholders • $694MM returned in common share repurchases and dividends in 2Q16 • Board approved previously announced common stock dividend increase of 12% and the repurchase of up to approximately $2.7 billion of common stock Attracting and Retaining Top Talent • Building robust leadership pipeline for the future• Improving talent, succession and development planning

17 Second Quarter 2016 – Financial Highlights Business Improvement Process COMPLETED • Expanded Wealth Management sales force, driving new revenue opportunities backed by a strong pipeline • Established Client Pricing Strategy group to develop, analyze and measure service delivery costs to better align costs with client pricing • Created dedicated technology solutions unit to drive technology- related revenue growth • Extended private banking solutions to Pershing clients • Created direct lending capability through investment management ONGOING • Strategic Platform Investments (Real Estate / Private Equity Administration, Asset and Hedge Fund Manager Middle-Office, Global Wealth Platforms) • Enhancing collateral management systems and foreign exchange (FX) platforms • Strengthening distribution of investment management strategies • Growing Dreyfus cash management solutions with Pershing and custody clients • Delivering integrated bank/brokerage custody platform for RIAs COMPLETED • Exiting derivatives, sales and trading business • Sold Meriten, our German-based boutique • Realigned our UK transfer agency operating model to improve profitability • Exited the derivatives clearing business • Streamlined our APAC Investment Management operations • Developed tools to reduce costs and improve the delivery of market data ONGOING • Simplifying and automating our end-to-end global processing • Optimizing and streamlining our technology infrastructure; lowering annual infrastructure investment • Reducing our real estate footprint; balancing our workforce globally ◦ Relocated more than 155 positions in 2Q16 • Analyzing and measuring our service delivery costs to better align our costs with client pricing • Implementing Bring Your Own Device (BYOD) policy Business Excellence Continuous Process Improvement Corporate Services Client Technology Solutions Excellence Business Partner Activity Process Revenue Initiatives Expense Initiatives

18 Second Quarter 2016 – Financial Highlights Total Shareholder Return and EPS Reconciliation Total Shareholder Return YTD 6/30/16 2015 2014 BNY Mellon (4.9)% 3.3% 18.3% 11-Member Peer Group Median (10.6)% (2.3)% 13.8% S&P 500 Financials (3.1)% (1.6)% 15.2% S&P 500 Index 3.8% 1.4% 13.7% Earnings per share Growth vs. 2Q16 1Q16 2Q15 1Q16 2Q15 GAAP results $ 0.75 $ 0.73 $ 0.73 Add: M&I, litigation and restructuring charges — 0.01 0.03 Non-GAAP results $ 0.76 1 $ 0.74 $ 0.77 1 3% (1)% 1 Does not foot due to rounding.

19 Second Quarter 2016 – Financial Highlights Investment Management . Growth vs. ($ in millions) 2Q16 1Q16 2Q15 Investment management and performance fees $ 817 3% (4)% Distribution and servicing 49 7 29 Other1 (10) N/M N/M Net interest revenue 82 (1) 6 Total Revenue 938 5% (5)% Provision for credit losses 1 N/M N/M Noninterest expense (ex. amortization of intangible assets) 684 4% (2)% Income before taxes (ex. amortization of intangible assets) 253 7% (11)% Amortization of intangible assets 19 —% (24)% Income before taxes $ 234 8% (10)% Pre-tax operating margin 25% 57 bps (138) bps Adjusted pre-tax operating margin2,3 31% 88 bps (295) bps 1 Total fee and other revenue includes the impact of the consolidated investment management funds, net of noncontrolling interests. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income. 2 Excludes the net negative impact of money market fee waivers, amortization of intangible assets and provision for credit losses and is net of distribution and servicing expense. 3 Represents a Non-GAAP measure. See Slide 25 for reconciliation. Additional disclosures regarding these measures and other Non-GAAP adjusted measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. N/M - not meaningful bps – basis points

20 Second Quarter 2016 – Financial Highlights Investment Services Growth vs. ($ in millions) 2Q16 1Q16 2Q15 Investment services fees: Asset servicing $ 1,043 3% —% Clearing services 350 1 1 Issuer services 233 (5) — Treasury services 137 6 (3) Total investment services fees 1,763 1 — Foreign exchange and other trading revenue 161 (4) (11) Other1 130 4 11 Net interest revenue 690 2 3 Total revenue 2,744 1% 1% Provision for credit losses (7) N/M N/M Noninterest expense (ex. amortization of intangible assets) $ 1,819 3 (3) Income before taxes (ex. amortization of intangible assets) 932 1% 10% Amortization of intangible assets 40 5 — Income before taxes $ 892 1% 11% Pre-tax operating margin 33% (20) bps +299 bps Pre-tax operating margin (ex. provision for credit losses and amortization of intangible assets) 34% (97) bps +246 bps 1 Other revenue includes investment management fees, financing-related fees, distribution and servicing revenue and investment and other income. N/M - not meaningful bps – basis points

Expense, Pre-Tax Operating Margin & Operating Leverage - Non-GAAP Reconciliations

($ in millions)	2Q16	1Q16	2Q15	QoQ Operating Leverage	YoY Operating Leverage
Total revenue – GAAP	$ 3,776	$ 3,730	$ 3,886	1.23 %	(2.83)%
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	4	(7)	37		
Total revenue, as adjusted – Non-GAAP[2]	$ 3,772	$ 3,737	$ 3,849	0.94 %	(2.00)%
Total noninterest expense – GAAP	$ 2,620	$ 2,629	$ 2,727	(0.34)%	(3.92)%
Less: Amortization of intangible assets	59	57	65		
M&I, litigation and restructuring charges	7	17	59		
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP[2]	$ 2,554	$ 2,555	$ 2,603	(0.04)%	(1.88)%
Less: Provision for credit losses	(9)	10	(6)		
Income before income taxes, as adjusted – Non-GAAP[2]	$ 1,227	$ 1,172	$ 1,252		
Pre-tax operating margin – Non-GAAP[1,2,3]	33%	31%	33%		

	QoQ	YoY
Operating Leverage	+157 bps	+109 bps
Operating Leverage (Non-GAAP)	+98 bps	(12) bps

[1] Income before taxes divided by total revenue.
[2] Non-GAAP information for all periods presented excludes net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 4Q15 excludes the impairment charge related to a court decision regarding Sentinel.
[3] Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis, these investments would increase revenue and income before taxes by $74 million for 2Q16, $77 million for 1Q16, $73 million for 4Q15, $53 million for 3Q15 and $52 million for 2Q15 and would increase our pre-tax operating margin by approximately 1.3% for 2Q16, 1.4% for 1Q16, 1.5% for 4Q15, 1.0% for 3Q15 and 0.9% for 2Q15.
bps - basis points

21 Second Quarter 2016 – Financial Highlights BNY MELLON

Return on Tangible Common Equity Reconciliation

($ in millions)		2Q16		1Q16		2Q15
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$	825	$	804	$	830
Add: Amortization of intangible assets, net of tax		59		57		65
Less: Tax impact of amortization of intangible assets		21		20		21
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP		863		841		874
Add: M&I, litigation and restructuring charges		7		17		59
Less: Tax impact of M&I, litigation and restructuring charges		2		6		21
Net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP[2]	$	868	$	852	$	912
Average common shareholders' equity	$	35,826	$	35,252	$	35,516
Less: Average goodwill		17,622		17,562		17,752
Average intangible assets		3,789		3,812		4,031
Add: Deferred tax liability – tax deductible goodwill[1]		1,452		1,428		1,351
Deferred tax liability – intangible assets[1]		1,129		1,140		1,179
Average tangible common shareholders' equity - Non-GAAP	$	16,996	$	16,446	$	16,263
Return on tangible common equity – Non-GAAP[3]		20.4%		20.6%		21.5%
Return on tangible common equity – Non-GAAP adjusted[2,3]		20.5%		20.8%		22.5%

[1] Deferred tax liabilities are based on fully phased-in Basel III rules.
[2] Non-GAAP information for all periods presented excludes amortization of intangible assets, net of tax, and M&I, litigation and restructuring charges. Non-GAAP information for 4Q15 also excludes the impairment charge related to a court decision regarding Sentinel.
[3] Annualized.

22 Second Quarter 2016 – Financial Highlights BNY MELLON

Basel III Capital Components & Ratios

($ in millions)	6/30/16[1] Transitional basis[2]	6/30/16[1] Fully Phased-in Non-GAAP[3]	3/31/16 Transitional basis[2]	3/31/16 Fully Phased-in Non-GAAP[3]	12/31/15 Transitional basis[2]	12/31/15 Fully Phased-in Non-GAAP[3]
CET1:						
Common shareholders' equity	$ 36,282	$ 36,007	$ 36,229	$ 35,907	$ 36,067	$ 35,485
Goodwill and intangible assets	(17,614)	(18,658)	(17,760)	(18,817)	(17,295)	(18,911)
Net pension fund assets	(53)	(88)	(54)	(89)	(46)	(116)
Equity method investments	(322)	(356)	(324)	(359)	(296)	(347)
Deferred tax assets	(14)	(23)	(14)	(23)	(8)	(20)
Other	(1)	(4)	(8)	(12)	(5)	(9)
Total CET1	18,278	16,878	18,069	16,607	18,417	16,082
Other Tier 1 capital:						
Preferred stock	2,552	2,552	2,552	2,552	2,552	2,552
Trust preferred securities	—	—	—	—	74	—
Deferred tax assets	(9)	—	(9)	—	(12)	—
Net pension fund assets	(35)	—	(36)	—	(70)	—
Other	(113)	(109)	(111)	(8)	(25)	(22)
Total Tier 1 capital	20,673	19,321	20,565	19,151	20,936	18,612
Tier 2 capital:						
Trust preferred securities	161	—	173	—	222	—
Subordinated debt	149	149	149	149	149	149
Allowance for credit losses	280	280	287	287	275	275
Other	(6)	(7)	(2)	(1)	(12)	(12)
Total Tier 2 capital - Standardized Approach	584	422	607	435	634	412
Excess of expected credit losses	53	53	46	46	37	37
Less: Allowance for credit losses	280	280	287	287	275	275
Total Tier 2 capital - Advanced Approach	$ 357	$ 195	$ 366	$ 194	$ 396	$ 174
Total capital:						
Standardized Approach	$ 21,257	$ 19,743	$ 21,172	$ 19,586	$ 21,570	$ 19,024
Advanced Approach	$ 21,030	$ 19,516	$ 20,931	$ 19,345	$ 21,332	$ 18,786
Risk-weighted assets:						
Standardized Approach	$ 155,448	$ 154,182	$ 152,673	$ 151,388	$ 159,893	$ 158,015
Advanced Approach	$ 179,457	$ 178,114	$ 170,709	$ 169,347	$ 170,384	$ 168,509
Standardized Approach:						
CET1 ratio	11.8%	10.9%	11.8%	11.0%	11.5%	10.2%
Tier 1 capital ratio	13.3	12.5	13.5	12.7	13.1	11.8
Total (Tier 1 plus Tier 2) capital ratio	13.7	12.8	13.9	12.9	13.5	12.0
Advanced Approach:						
CET1 ratio	10.2%	9.5%	10.6%	9.8%	10.8%	9.5%
Tier 1 capital ratio	11.5	10.8	12.0	11.3	12.3	11.0
Total (Tier 1 plus Tier 2) capital ratio	11.7	11.0	12.3	11.4	12.5	11.1

[1] Preliminary.
[2] Reflects transitional adjustments to CET1, Tier 1 capital and Tier 2 capital required under the U.S. capital rules.
[3] Estimated.

23 Second Quarter 2016 – Financial Highlights BNY MELLON

Estimated Fully Phased-In SLR

($ in millions)	6/30/16[1]		3/31/16		12/31/15	
	Transitional basis	Fully phased-in (Non-GAAP)[2]	Transitional basis	Fully phased-in (Non-GAAP)[2]	Transitional basis	Fully phased-in (Non-GAAP)[2]
Consolidated:						
Tier 1 capital	$ 20,673	$ 19,321	$ 20,565	$ 19,151	$ 20,936	$ 18,612
Total leverage exposure:						
Quarterly average total assets	$ 374,220	$ 374,220	$ 364,554	$ 364,554	$ 368,590	$ 368,590
Less: Amounts deducted from Tier 1 capital	18,156	19,233	18,160	19,300	17,650	19,403
Total on-balance sheet assets	356,064	354,987	346,394	345,254	350,940	349,187
Off-balance sheet exposures:						
Potential future exposure for derivatives contracts (plus certain other items)	6,125	6,125	5,838	5,838	7,158	7,158
Repo-style transaction exposures	402	402	403	403	440	440
Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions)	24,122	24,122	24,950	24,950	26,025	26,025
Total off-balance sheet exposures	30,649	30,649	31,191	31,191	33,623	33,623
Total leverage exposure	$ 386,713	$ 385,636	$ 377,585	$ 376,445	$ 384,563	$ 382,810
SLR - Consolidated[3]	5.3%	5.0%	5.4%	5.1%	5.4%	4.9%
The Bank of New York Mellon, our largest bank subsidiary						
Tier 1 capital	$ 18,042	$ 16,942	$ 17,322	$ 16,167	$ 16,814	$ 15,142
Total leverage exposure	$ 322,879	$ 322,559	$ 313,331	$ 312,988	$ 316,812	$ 316,270
SLR - The Bank of New York Mellon[3]	5.6%	5.3%	5.5%	5.2%	5.3%	4.8%

[1] June 30, 2016 information is preliminary.
[2] Estimated
[3] The estimated fully phased-in SLR (Non-GAAP) is based on our interpretation of the U.S. capital rules. When the SLR is fully phased-in in 2018 as a required minimum ratio, we expect to maintain an SLR of over 5%. The minimum required SLR is 3% and there is a 2% buffer, in addition to the minimum, that is applicable to U.S. G-SIBs. The insured depository institution subsidiaries of the U.S. G-SIBs, including those of BNY Mellon, must maintain a 6% SLR to be considered "well capitalized."

24 Second Quarter 2016 – Financial Highlights BNY MELLON

Investment Management - Non-GAAP Reconciliations

Pre-tax operating margin ($ in millions)	2Q16	1Q16	2Q15
Income before income taxes – GAAP	$ 234	$ 217	$ 259
Add: Amortization of intangible assets	19	19	25
Provision for credit losses	1	(1)	3
Money market fee waivers	11	9	29
Income before income taxes excluding amortization of intangible assets, provision for credit losses and money market fee waivers – Non-GAAP	$ 265	$ 244	$ 316
Total revenue – GAAP	$ 938	$ 895	$ 987
Less: Distribution and servicing expense	102	100	95
Money market fee waivers benefiting distribution and servicing expense	15	23	37
Add: Money market fee waivers impacting total revenue	26	32	66
Total revenue net of distribution and servicing expense and excluding money market fee waivers - Non-GAAP	$ 847	$ 804	$ 921
Pre-tax operating margin[1]	25%	24%	26%
Pre-tax operating margin excluding amortization of intangible assets, provision for credit losses, money market fee waivers and net of distribution and servicing expense – Non-GAAP[1]	31%	30%	34%

Investment management and performance fees - Consolidated ($ in millions)	2Q16	2Q15	Growth vs. 2Q15
Investment management and performance fees - GAAP	$ 830	$ 878	(5)%
Impact of changes in foreign currency exchange rates	—	(14)	
Investment management and performance fees, as adjusted - Non-GAAP	$ 830	$ 864	(4)%

Investment management fees - Investment Management business ($ in millions)	2Q16	2Q15	Growth vs. 2Q15
Investment management fees - GAAP	$ 808	$ 835	(3)%
Impact of changes in foreign currency exchange rates	—	(14)	
Investment management fees, as adjusted - Non-GAAP	$ 808	$ 821	(2)%

[1] Income before taxes divided by total revenue.

25 Second Quarter 2016 – Financial Highlights
BNY MELLON